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                                                                    Exhibit 4(a)
                             GETCHELL GOLD CORPORATION
                               1998 STOCK OPTION PLAN
                               FOR OUTSIDE DIRECTORS

          Getchell Gold Corporation. (the "Company"), hereby adopts this Getchell Gold Corporation 1998 Stock Option Plan for Outside Directors. The purpose of this stock option plan is to obtain, motivate and retain experienced Outside Directors by offering them an opportunity to become owners of the Common Stock of the Company.

                                     ARTICLE I.
                                    DEFINITIONS

          Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1.   BOARD

"Board" shall mean the Board of Directors of the Company.

SECTION 1.2.   CODE

"Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3.   COMMON STOCK

"Common Stock" shall mean the Company's common stock, $.0001 par value.

SECTION 1.4.   COMPANY

"Company" shall mean Getchell Gold Corporation, a Delaware corporation.

SECTION 1.5.   DIRECTOR FEES

"Director Fees" shall mean the annual retainer fee and regular meeting fees, including committee or Board chairperson fees, if any, provided to be paid by the Company to an Outside Director.

SECTION 1.6.   EXCHANGE ACT

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.7.   FAIR MARKET VALUE

"Fair Market Value" shall mean as of any given date:

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          (A)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the American Stock Exchange, the closing sales price for the Common Stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the WALL STREET JOURNAL or similar publication.

          (B) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Common Stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

          (C) In the absence of an established market for the Common Stock, as determined in good faith by the Board, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

SECTION 1.8.   OPTION

"Option" shall mean a non-qualified option to purchase Common Stock of the Company, granted under the Plan.

SECTION 1.9.   OPTIONEE

"Optionee" shall mean an Outside Director to whom an Option is granted under the Plan.

SECTION 1.10.  OUTSIDE DIRECTOR

"Outside Director" shall mean a member of the Board who is not an employee of the Company, a Parent Corporation or a Subsidiary under Section 3401(c) of the Code and who is not legally or contractually prohibited from receiving and holding personally an Option.

SECTION 1.11.  PARENT CORPORATION

"Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.12.  PERMITTED TRANSFEREE

"Permitted Transferee" shall mean (i) one or more of the following family members of an Optionee: spouse, former spouse, child (whether natural or adopted), stepchild, and any other lineal descendant of the Optionee, (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of

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the Optionee, or (iii) any other transferee specifically approved by the
Board after taking into account any state or federal tax or securities laws applicable to transferable Options.

SECTION 1.13.  PLAN

"Plan" shall mean this Getchell Gold Corporation 1998 Stock Option Plan for Outside Directors.

SECTION 1.14.  RULE 16b-3

"Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.15.  SECRETARY

"Secretary" shall mean the Secretary of the Company.

SECTION 1.16.  SECURITIES ACT

"Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.17.  SUBSIDIARY

"Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership or limited liability company in which the Company and/or any Subsidiary owns more than 50% of the capital or profits interests.

                                    ARTICLE II.
                               SHARES SUBJECT TO PLAN

SECTION 2.1.   SHARES SUBJECT TO PLAN

The shares of stock subject to Options shall be shares of the Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 170,000.

SECTION 2.2.   UNEXERCISED OPTIONS

If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be granted hereunder, subject to the limitations of Section 2.1.

SECTION 2.3.   CHANGES IN COMPANY'S SHARES

In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or

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of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration), the Board acting in good faith shall make appropriate adjustments in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section
2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                    ARTICLE III.
                                GRANTING OF OPTIONS

SECTION 3.1.   ELIGIBILITY

Any Outside Director of the Company shall be eligible to be granted Options.

SECTION 3.2.   GRANTING OF OPTIONS

3.2.1.    INITIAL GRANT

Each person who is an Outside Director at the time the Plan is adopted by the Board, shall immediately upon such adoption be granted an Option to purchase 5,000 shares of Common Stock. Any person who is not an Outside Director at such time, but who later becomes an Outside Director within six months following an Annual Meeting of Stockholders of the Company, shall be granted on the date of his election or appointment as an Outside Director an Option to purchase 5,000 shares of Common Stock.

3.2.2.    SUBSEQUENT GRANTS

Each Outside Director shall be granted on the date of each Annual Meeting of Stockholders of the Company (so long as he is an Outside Director at the close of business on the day of such Annual Meeting) an Option to purchase 5,000 shares of Common Stock; PROVIDED, HOWEVER, that no Outside Director may acquire more than an aggregate of 15,000 shares of Common Stock pursuant to Sections
3.2.1. and 3.2.2. of this Plan.

3.2.3.    GRANTS IN LIEU OF CASH COMPENSATION

Each Outside Director may elect to forego cash payment of all or any mechanically calculable portion of his or her Director Fees for any fiscal year ("Cash Replacement Fees") and receive, on the last day of such fiscal year, an Option to purchase the number of whole shares equal to the Cash Replacement Fees divided by one-third of the Fair Market Value of the Common Stock on the last day of such fiscal year rounded up to reflect fractional shares. An election pursuant to this Section 3.2.3 shall be made prior to the date that is six months from the commencement of the fiscal year to which the grant relates.
Such election shall be irrevocable for such fiscal year,

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and such election can only be changed with respect to future fiscal years by written notice at least six months prior to the commencement of the fiscal year in question.

SECTION 3.3.   NO OPTION GRANT WHERE PROHIBITED

No person shall be granted an Option under this Plan if at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or of any other company of which such person is a member of the board of directors or a general partner.

                                    ARTICLE IV.
                                  TERMS OF OPTIONS

SECTION 4.1.   OPTION AGREEMENT

As soon as practicable after an Outside Director becomes entitled to the grant of an Option under Section 3.2 above, the Secretary shall cause to be executed a written Stock Option Agreement, which shall be executed by the Outside Director and an authorized officer of the Company and which shall contain such terms and conditions as approved by the Board consistent with the Plan.

SECTION 4.2.   OPTION PRICE

The exercise price per share subject to each Option granted pursuant to
Section 3.2 shall be the Fair Market Value on the date such Option is granted.

SECTION 4.3.   TERM

The term of each Option shall be eight years from the date such Option first becomes exercisable, subject to earlier termination in accordance with Sections 4.5 or 4.6.

SECTION 4.4.   EXERCISE SCHEDULE

An Option granted under Section 3.2.1, 3.2.2 or 3.2.3 shall be exercisable at the later of (i) the date of grant or (ii) November 14, 1999.
Notwithstanding the foregoing, an Option held by an Outside Director shall become immediately exercisable in full upon the adoption by the Company of a plan for liquidation, dissolution, merger, consolidation or reorganization as described in clause (x), (y) or (z) of Section 4.6., unless the exercise of such Option would preclude the application of pooling of interests accounting treatment to such transaction.

SECTION 4.5.   TERMINATION OF MEMBERSHIP ON THE BOARD

Except in the case of death, disability, serious illness, age or an unsuccessful attempt to win reelection to the Board after nomination for election at the recommendation of the Board, if an Outside Director's membership on the Board terminates for any reason, an Option held at the date of termination may be exercised in whole or in part for up to 100% of the shares covered by such Option at any time within one year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate. If an Outside Director's membership terminates because of death, disability, serious illness, age or an unsuccessful

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attempt to win reelection to the Board after nomination for election at the recommendation of the Board, an Option held at the date of such termination may be exercised for up to 100% of the shares covered by such Options at any time within three years after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

SECTION 4.6.   CHANGE OF CONTROL

In the event of (x) a dissolution or liquidation of the Company, (y) a merger or consolidation in which the Company is not the surviving corporation or (z) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Outside Director shall have the right to exercise such Option as to an equivalent number of shares of stock of any corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization, unless such exercise would preclude the application of pooling of interests accounting treatment to such transaction.

SECTION 4.7.   ADJUSTMENTS IN OUTSTANDING OPTIONS

In the event that the outstanding shares of Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration), the Board acting in good faith shall make appropriate adjustments in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons. This Section
4.7 shall be subject to Section 4.6.

                                     ARTICLE V.
                                EXERCISE OF OPTIONS

SECTION 5.1.   PERSON ELIGIBLE TO EXERCISE

Except as provided in Section 7.1, during the lifetime of the Optionee, only the Optionee may exercise an Option (or any portion thereof) granted to the Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

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SECTION 5.2.   PARTIAL EXERCISE

At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and any partial exercise of the Option shall be with respect to no less than 100 shares (or such lesser remaining number of shares subject to the Option).

SECTION 5.3.   MANNER OF EXERCISE

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

5.3.1.    NOTICE

Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Board.

5.3.2.    PAYMENT

(a) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

(b) With the consent of the Board, shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company; or

(c)  With the consent of the Board and subject to the timing requirements of
Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

(d) With the consent of the Board, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

(e) With the consent of the Board, any combination of the consideration provided in the foregoing subsections (a), (b), (c) and (d).

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5.3.3.    TAX WITHHOLDING

The payment to the Company of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Board, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) subject to the timing requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment.

5.3.4.    SECURITIES REPRESENTATIONS

Such representations and documents as the Board deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Board may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

5.3.5.    PROOF OF THIRD PARTY RIGHT TO EXERCISE

In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4.   CERTAIN TIMING REQUIREMENTS

Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending one month before the end of the quarter or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval required under Sections 5.3.2 and 5.3.3) made at least six months prior to the payment of such Option price or withholding taxes.

SECTION 5.5.   CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

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(b)  The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall determine to be necessary or advisable;

(d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

SECTION 5.6.   RIGHTS AS STOCKHOLDERS

The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7.   TRANSFER RESTRICTIONS

Unless otherwise approved in writing by the Board, no shares acquired upon exercise of any Option by any Outside Director may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted.

                                    ARTICLE VI.
                                   ADMINISTRATION

SECTION 6.1.   DUTIES AND POWERS OF THE BOARD

It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

SECTION 6.2.   COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

All expenses and liabilities incurred by the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.
 All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. The Board shall not be personally liable for any action, determination or interpretation made in good

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faith with respect to the Plan or the Options, and the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                    ARTICLE VII.
                                  OTHER PROVISIONS

SECTION 7.1.   TRANSFERABILITY

(a) No Option under this Plan may be sold, pledged, assigned or transferred in any manner other than by domestic relations order or by will or the laws of descent and distribution unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed; provided, however, that an Optionee may transfer an Option to a Permitted Transferee subject to the following terms and conditions:

     (i) An Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by domestic relations order or by will or the laws of descent and distribution;

     (ii) Any Option which is transferred to a Permitted Transferee shall continue to be subject to all of the terms and conditions of the Option as applicable to the original holder (other than the ability to further transfer the Option);

     (iii) The Optionee and the Permitted Transferee shall execute any and all documents reasonably requested by the Board, including without limitation documents to (i) confirm the status of the transferee as a Permitted Transferee, (ii) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (iii) evidence the transfer; and

     (iv) Shares of Common Stock acquired by a Permitted Transferee through exercise of an Option have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such shares of Common Stock for any purpose, unless a registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the Company.

(b) No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the provisions of Section 7.1(a).

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SECTION 7.2.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Plan may be wholly or partially amended or otherwise modified (generally not more frequently than once every six months), suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board, no action of the Board may: (i) except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued upon exercise of Options; (ii) materially modify the eligibility requirements of Section 3.1; (iii) reduce the minimum Option price requirements of Section 4.2; (iv) extend the limit imposed in this
Section 7.2 on the period during which Options may be granted; or (v) amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3. Notwithstanding anything to the contrary contained herein, the Board, with respect to the Plan or any Option, shall not (y) amend or modify any provision concerning the amount, price and timing of any Option (including, without limitation, the provisions of Sections 3.2 and 4.2 of the Plan) more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (z) otherwise amend or modify the Plan or any Option in any manner inconsistent with the requirements of Rule 16b-3. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

SECTION 7.3.   EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date it is adopted by the Board, but all Options shall be conditioned upon approval of the Plan at a duly held meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the shares of the Company represented in person or by proxy and entitled to vote at the meeting.

SECTION 7.4.   EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for directors of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5.   NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD

Nothing in this Plan or in any Stock Option Agreement shall confer upon any Outside Director any right to continue as a director of the Company or shall interfere with or restrict in any way

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the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any Outside Director at any time for any reason whatsoever, with or without cause.

SECTION 7.6.   TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.7.   CONFORMITY TO SECURITIES LAWS

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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